UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K/A
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): January 24, 2011
SEALED AIR CORPORATION
(Exact Name of Registrant as Specified in its Charter)

Delaware	1-12139	65-0654331
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

200 Riverfront Boulevard Elmwood Park, New Jersey (Address of Principal Executive Offices)	07407 (Zip Code)
Registrant’s telephone number, including area code: 201-791-7600
Not Applicable
(Former Name or Former Address, If Changed Since Last Report)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Explanatory Note
          Sealed Air Corporation (“we” or “our”) is filing this amendment to its Current Report on Form 8-K, as filed with the Securities and Exchange Commission on January 24, 2011, to refurnish the press release attached as Exhibit 99.1 in order to correct typographical errors in the last sentence of the section entitled “Protective Packaging Segment” on page 2 of the press release.
          As amended, this sentence has been corrected to read “Adjusting for the costs of the closure, operating profit would have been $41 million, or 12.0% of net sales”, and not the originally reported “Adjusting for the costs of the closure, operating profit would have been $45 million, or 13.0% of net sales.” All other information included in the original filing is unchanged.

Item 2.02	Results of Operations and Financial Condition.
          On January 24, 2011, we issued a press release announcing our financial results for the quarter ended December 31, 2010. We have attached the press release as Exhibit 99.1 of this Form 8-K, which is incorporated herein by reference.
          The information included in this item, including Exhibit 99.1, is hereby furnished and shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934 (the “Exchange Act”), nor shall it be deemed incorporated by reference in any filing under the Securities Act of 1933 or the Exchange Act, except as shall be expressly set forth by specific reference in such filing.

Item 9.01	Financial Statements and Exhibits.
     (d) Exhibits.

Exhibit
Number	Description
99.1	Press Release of Sealed Air Corporation, dated January 24, 2011, announcing our financial results for the quarter ended December 31, 2010 furnished pursuant to Item 2.02 of Form 8-K.

SIGNATURE
     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned, hereunto duly authorized.

SEALED AIR CORPORATION
	By:	/s/ Mary A. Coventry
		Name:	Mary A. Coventry
Dated: January 24, 2011		Title:	Vice President

EXHIBIT INDEX

Exhibit
Number	Description
99.1	Press Release of Sealed Air Corporation, dated January 24, 2011, announcing our financial results for the quarter ended December 31, 2010, furnished pursuant to Item 2.02 of Form 8-K

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